EXHIBIT 99.1

Zoetis Announces Second Quarter 2020 Results

•Reports Flat Revenue of $1.5 Billion, and Net Income of $377 Million, or $0.79 per Diluted Share, Increasing 2% and 3%, Respectively, on a Reported Basis for Second Quarter 2020
•Reports Adjusted Net Income of $427 Million, or Adjusted Diluted EPS of $0.89 for Second Quarter 2020
•Delivers 4% Operational Growth in Revenue and 4% Operational Growth in Adjusted Net Income for Second Quarter 2020
•Raises and Narrows Full Year 2020 Revenue Guidance to $6.300 - $6.475 Billion and Diluted EPS of $3.14 - $3.32 on a Reported Basis, or $3.52 - $3.68 on an Adjusted Basis

PARSIPPANY, N.J. – Aug. 6, 2020 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the second quarter of 2020 and raised and narrowed its guidance for full year 2020 to reflect the company’s current view of the estimated full-year impact of the COVID-19 pandemic and foreign currency headwinds.

The company reported revenue of $1.5 billion for the second quarter of 2020, which is flat compared with the second quarter of 2019. Net income for the second quarter of 2020 was $377 million, or $0.79 per diluted share, an increase of 2% and 3%, respectively, on a reported basis.

Adjusted net income1 for the second quarter of 2020 was $427 million, or $0.89 per diluted share, a decrease of 2%, on a reported basis. Adjusted net income for the second quarter of 2020 excludes the net impact of $50 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the second quarter of 2020 increased 4%, excluding the impact of foreign currency. Adjusted net income for the second quarter of 2020 increased 4% operationally, excluding the impact of foreign currency.

EXECUTIVE COMMENTARY
“As an essential business supporting the global food supply and the care of people’s pets during the pandemic, Zoetis demonstrated greater resiliency than expected in the second quarter, with 4% operational growth in revenue and 4% operational growth in adjusted net income,” said Kristin Peck,
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Chief Executive Officer of Zoetis. “Our strong companion animal portfolio, based on our internal innovations, helped offset some of the deeper challenges in the livestock market today.”

“Looking ahead, we expect our overall revenue growth for the remainder of the year to be driven largely by companion animal products, especially parasiticides and our key dermatology portfolio, and we are raising our guidance to reflect our current outlook for the year. We will continue to invest in products that will strengthen the innovations and digital solutions that are needed by our customers across the continuum of care – from prediction and prevention to detection and treatment of diseases,” said Peck.

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the second quarter of 2020:

•Revenue in the U.S. segment was $823 million, an increase of 6% compared with the second quarter of 2019. Sales of companion animal products increased 19% driven primarily by growth in the Simparica® franchise, including the continued launch of Simparica Trio®, the company’s new triple combination parasiticide for dogs. Also contributing to growth was the company’s key dermatology portfolio across both the Cytopoint® and Apoquel® brands. Additionally, companion animal sales benefited from the recent acquisitions of Platinum Performance and its nutritional product formulas, as well as a number of regional diagnostic reference labs. Sales of livestock products decreased 18% in the quarter. Disruptions in the food supply chain including reduced producer processing capacity and continued channel migration from dining out to preparing food at home impacted producer profitability and resulted in a decline across each of the cattle, swine and poultry portfolios. The decline in the cattle portfolio was also the result of continued unfavorable market conditions in beef and dairy, while swine product sales were negatively impacted by increased competition.

•Revenue in the International segment was $708 million, a decrease of 5% on a reported basis and an increase of 3% operationally compared with the second quarter of 2019. Sales of companion animal products declined 3% on a reported basis and grew 2% on an operational basis. Growth resulted from increased sales of the company’s key dermatology portfolio across both the Apoquel and Cytopoint brands, as well as the Simparica franchise, including the launch of Simparica Trio in Canada and certain markets in the EU. Sales of companion animal products in China continued to grow rapidly driven by strong underlying market dynamics. Growth in companion animal products was partially offset by the impact of COVID-19 and social distancing measures in certain EU markets and in Latin America, including Brazil, that resulted in decreased veterinary clinic traffic. Sales of livestock products declined 5% on a reported basis and grew 4% operationally. Sales of swine products grew as a result of expanding herd production in key accounts and increased biosecurity measures in the wake of African Swine Fever in China. The timing of seasonal vaccination protocols in key salmon markets and the recently launched parasiticide Alpha Flux® were the primary drivers of growth in fish. Growth in our poultry portfolio was the result of increased sales of medicated feed additives and sales of biodevices. Sales of cattle products declined in the quarter due to the impact of COVID-19 in certain markets as well as the discontinuation of non-core products in Brazil.
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INVESTMENTS IN GROWTH
Zoetis diversifies and grows its business through the introduction of new products, lifecycle innovations, business development initiatives, and entries into new markets and technologies. The company is increasingly focused on developing integrated solutions for pet owners, veterinarians and farmers that span the continuum of animal care - helping to predict, prevent, detect and treat diseases.

Since our last quarterly earnings announcement, Zoetis continued to bring leading products into new markets. In Brazil, Zoetis received approval for Vanguard® B Oral, a vaccine that aids in preventing kennel cough in dogs, as well as Excenel® RTU EZ (ceftiofur hydrochloride), an anti-infective that treats respiratory diseases in cattle and swine. Additionally, Fostera® Gold PCV MH was approved in Australia. This vaccine provides livestock farmers with greater options and flexibility to reduce the clinical symptoms in pigs associated with porcine circovirus (PCV2) and Mycoplasma hyopneumoniae (M. hyo). Fostera Gold PCV Metastim was also approved in Australia to reduce the clinical symptoms associated with PCV2.

In addition to new product approvals and lifecycle innovations, Zoetis continues to support future growth through business development activities. In July, the company acquired Fish Vet Group as a strategic addition to its Pharmaq business, which develops and commercializes fish vaccines and offers services in vaccination and diagnostics for aquaculture. Adding Fish Vet Group grows the geographic reach and enhances the diagnostics expertise and testing services for fish farmers in major aquaculture markets.

FINANCIAL GUIDANCE
Zoetis is raising and narrowing its full year 2020 guidance, which includes:
•Revenue between $6.300 billion and $6.475 billion
•Reported diluted EPS between $3.14 and $3.32
•Adjusted diluted EPS between $3.52 and $3.68

This guidance reflects foreign exchange rates as of mid-July. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review second quarter 2020 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the
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Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Aug. 6, 2020.

About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 65 years of experience in animal health, Zoetis discovers, develops, manufactures and commercializes medicines, vaccines and diagnostic products, which are complemented by biodevices, genetic tests and precision livestock farming. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2019, the company generated annual revenue of $6.3 billion with approximately 10,600 employees. For more information, visit www.zoetis.com.
1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.
2 Operational revenue growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects; future operating or financial performance, future guidance, future operating models; expectations regarding products, product approvals or products under development; expected timing of product launches; the potential impact of the coronavirus (COVID-19) pandemic on our business, suppliers, customers and employees; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash and dividend payments; tax rate and tax regimes; changes in the tax regimes and laws in other jurisdictions; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. Such risks and uncertainties may be amplified by the coronavirus (COVID-19) pandemic and its potential impact on the global economy and our business. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors
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because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter@zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Keith Gaub
1-973-443-2777 (o)	1-973-822-7154 (o)
kristen.seely@zoetis.com	keith,gaub@zoetis.com

ZTS-IR
ZTS-FIN

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change
Revenue	$1,548	$1,547	—	$3,082	$3,002	3
Costs and expenses:
Cost of sales	451	465	(3)	910	983	(7)
Selling, general and administrative expenses	393	406	(3)	782	775	1
Research and development expenses	111	111	—	218	213	2
Amortization of intangible assets	40	39	3	80	77	4
Restructuring charges and certain acquisition-related costs	8	22	(64)	17	27	(37)
Interest expense, net of capitalized interest	58	55	5	111	111	—
Other (income)/deductions—net	5	(6)	*	(15)	(20)	(25)
Income before provision for taxes on income	482	455	6	979	836	17
Provision for taxes on income	106	84	26	180	153	18
Net income before allocation to noncontrolling interests	376	371	1	799	683	17
Less: Net loss attributable to noncontrolling interests	(1)	—	*	(1)	—	*
Net income attributable to Zoetis	$377	$371	2	$800	$683	17

Earnings per share—basic	$0.79	$0.77	3	$1.68	$1.43	17

Earnings per share—diluted	$0.79	$0.77	3	$1.67	$1.41	18

Weighted-average shares used to calculate earnings per share
Basic	475.3	478.8		475.4	479.2
Diluted	478.1	482.3		478.6	482.7

(a) The condensed consolidated statements of income present the quarter and six months ended June 30, 2020 and June 30, 2019. Subsidiaries operating outside the United States are included for the quarter and six months ended May 31, 2020 and May 31, 2019.
* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter Ended June 30, 2020
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$451	$(2)	$—	$(1)	$448
Gross profit	1,097	2	—	1	1,100
Selling, general and administrative expenses	393	(17)	—	(4)	372
Research and development expenses	111	(1)	—	—	110
Amortization of intangible assets	40	(33)	—	—	7
Restructuring charges and certain acquisition-related costs	8	—	(7)	(1)	—
Other (income)/deductions–net	5	—	—	—	5
Income before provision for taxes on income	482	53	7	6	548
Provision for taxes on income	106	14	1	1	122
Net income attributable to Zoetis	377	39	6	5	427
Earnings per common share attributable to Zoetis–diluted	0.79	0.08	0.01	0.01	0.89

	Quarter Ended June 30, 2019
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$465	$(5)	$—	$(3)	$457
Gross profit	1,082	5	—	3	1,090
Selling, general and administrative expenses	406	(18)	—	—	388
Research and development expenses	111	(1)	—	—	110
Amortization of intangible assets	39	(34)	—	—	5
Restructuring charges and certain acquisition-related costs	22	—	(22)	—	—
Other (income)/deductions–net	(6)	—	—	—	(6)
Income before provision for taxes on income	455	58	22	3	538
Provision for taxes on income	84	13	4	1	102
Net income attributable to Zoetis	371	45	18	2	436
Earnings per common share attributable to Zoetis–diluted	0.77	0.09	0.04	—	0.90
(a) The condensed consolidated statements of income present the quarter and six months ended June 30, 2020 and June 30, 2019. Subsidiaries operating outside the United States are included for the second quarter ended May 31, 2020 and May 31, 2019.
(b) Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - Continued
(UNAUDITED)
(millions of dollars, except per share data)

	Six Months Ended June 30, 2020
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$910	$(4)	$—	$(3)	$903
Gross profit	2,172	4	—	3	2,179
Selling, general and administrative expenses	782	(35)	—	(6)	741
Research and development expenses	218	(1)	—	—	217
Amortization of intangible assets	80	(67)	—	—	13
Restructuring charges and certain acquisition-related costs	17	—	(14)	(3)	—
Other (income)/deductions–net	(15)	—	—	17	2
Income before provision for taxes on income	979	107	14	(5)	1,095
Provision for taxes on income	180	36	—	(2)	214
Net income attributable to Zoetis	800	71	14	(3)	882
Earnings per common share attributable to Zoetis–diluted	1.67	0.15	0.03	(0.01)	1.84

	Six Months Ended June 30, 2019
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$983	$(19)	$—	$(73)	$891
Gross profit	2,019	19	—	73	2,111
Selling, general and administrative expenses	775	(36)	—	—	739
Research and development expenses	213	(1)	—	—	212
Amortization of intangible assets	77	(68)	—	—	9
Restructuring charges and certain acquisition-related costs	27	—	(27)	—	—
Other (income)/deductions–net	(20)	—	—	—	(20)
Income before provision for taxes on income	836	124	27	73	1,060
Provision for taxes on income	153	33	5	9	200
Net income attributable to Zoetis	683	91	22	64	860
Earnings per common share attributable to Zoetis–diluted	1.41	0.19	0.05	0.13	1.78
(a) The condensed consolidated statements of income present the quarter and six months ended June 30, 2020 and June 30, 2019. Subsidiaries operating outside the United States are included for the second quarter ended May 31, 2020 and May 31, 2019.
(b) Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1) Acquisition-related costs include the following:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Integration costs(a)	$6	$8	$12	$9
Restructuring charges(b)	1	14	2	18
Total acquisition-related costs—pre-tax	7	22	14	27
Income taxes(c)	1	4	—	5
Total acquisition-related costs—net of tax	$6	$18	$14	$22
(a) Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.
(b) Represents employee termination costs, included in Restructuring charges and certain acquisition-related costs.
(c) Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the six months ended June 30, 2020, also includes a tax charge related to a remeasurement of deferred taxes resulting from the integration of acquired businesses.

(2) Certain significant items include the following:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Operational efficiency initiative(a)	$—	$—	$(17)	$—
Supply network strategy(b)	1	3	3	5
Other restructuring charges and cost-reduction/productivity initiatives(c)	1	—	3	—
Other(d)	4	—	6	68
Total certain significant items—pre-tax	6	3	(5)	73
Income taxes(e)	1	1	(2)	9
Total certain significant items—net of tax	$5	$2	$(3)	$64
(a) Represents a net gain resulting from net cash proceeds received pursuant to an agreement related to the 2016 sale of certain U.S. manufacturing sites, included in Other (income)/deductions-net.
(b) Represents consulting fees, included in Cost of sales, related to cost-reduction and productivity initiatives.
(c) Represents employee termination costs incurred as a result of the CEO transition, included in Restructuring charges and certain acquisition-related costs.
(d) For the quarter and six months ended June 30, 2020, primarily represents the modification of share-based compensation related to CEO transition costs, included in Selling, general and administrative expenses. For the six months ended June 30, 2019, represents a change in estimate related to inventory costing, included in Cost of sales.
(e) Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pretax amounts and applying that jurisdiction's applicable tax rate.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	June 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$448	$457	(2)%	(2)%	—%
as a percent of revenue	28.9%	29.5%	NA	NA	NA
Adjusted SG&A expenses	372	388	(4)%	(3)%	(1)%
Adjusted R&D expenses	110	110	—%	(1)%	1%
Adjusted net income attributable to Zoetis	427	436	(2)%	(6)%	4%

	Six Months Ended
	June 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$903	$891	1%	(2)%	3%
as a percent of revenue	29.3%	29.7%	NA	NA	NA
Adjusted SG&A expenses	741	739	—%	(2)%	2%
Adjusted R&D expenses	217	212	2%	(1)%	3%
Adjusted net income attributable to Zoetis	882	860	3%	(4)%	7%

(a) Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b) Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2020 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2020	Foreign exchange impact compared to May 2020 guidance
Revenue	$6,300 to $6,475	~ $50
Operational growth(a)	3% to 6%
Adjusted cost of sales as a percentage of revenue(b)	30% to 31%
Adjusted SG&A expenses(b)	$1,530 to $1,590	~ $10
Adjusted R&D expenses(b)	$440 to $465	~ $2
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $250
Effective tax rate on adjusted income(b)	20% to 21%
Adjusted diluted EPS(b)	$3.52 to $3.68	~ $0.02
Adjusted net income(b)	$1,685 to $1,765	~ $10
Operational growth(a)(c)	1% to 5%
Certain significant items and acquisition-related costs(d)	$25 to $35

The guidance reflects the current view of the estimated full year impact of the COVID-19 outbreak, recessionary conditions in the global economy and foreign exchange rates as of mid-July 2020.
Reconciliations of 2020 reported guidance to 2020 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	30.2% to 31.2%	~ (0.1%)	~ (0.1%)	30.0% to 31.0%
SG&A expenses	$1,604 to $1,664	~ ($9)	~ ($65)	$1,530 to $1,590
R&D expenses	$442 to $467		~ ($2)	$440 to $465
Interest expense and other (income)/deductions-net	~ $233	$17		~ $250
Effective tax rate	19.5% to 20.5%		~ 0.5%	20% to 21%
Diluted EPS	$3.14 to $3.32	$0.05 to $0.07	~ $0.31	$3.52 to $3.68
Net income attributable to Zoetis	$1,500 to $1,590	$25 to $35	~ $150	$1,685 to $1,765
(a) Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b) Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c) We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d) Primarily includes certain nonrecurring costs related to acquisitions and other charges.
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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	June 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$882	$798	11%	(2)%	13%
Livestock	649	724	(10)%	(5)%	(5)%
Contract Manufacturing & Human Health	17	25	(32)%	1%	(33)%
Total Revenue	$1,548	$1,547	—%	(4)%	4%

U.S.
Companion Animal	$594	$500	19%	—%	19%
Livestock	229	280	(18)%	—%	(18)%
Total U.S. Revenue	$823	$780	6%	—%	6%

International
Companion Animal	$288	$298	(3)%	(5)%	2%
Livestock	420	444	(5)%	(9)%	4%
Total International Revenue	$708	$742	(5)%	(8)%	3%

Companion Animal:
Dogs and Cats	$831	$754	10%	(2)%	12%
Horses	51	44	16%	(4)%	20%
Total Companion Animal Revenue	$882	$798	11%	(2)%	13%

Livestock:
Cattle	$320	$379	(16)%	(6)%	(10)%
Swine	146	158	(8)%	(6)%	(2)%
Poultry	135	143	(6)%	(5)%	(1)%
Fish	30	25	20%	(7)%	27%
Sheep and other	18	19	(5)%	(13)%	8%
Total Livestock Revenue	$649	$724	(10)%	(5)%	(5)%
(a) For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b) Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES - Continued
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,679	$1,527	10%	(2)%	12%
Livestock	1,366	1,431	(5)%	(4)%	(1)%
Contract Manufacturing & Human Health	37	44	(16)%	(1)%	(15)%
Total Revenue	$3,082	$3,002	3%	(2)%	5%

U.S.
Companion Animal	$1,093	$945	16%	—%	16%
Livestock	516	553	(7)%	—%	(7)%
Total U.S. Revenue	$1,609	$1,498	7%	—%	7%

International
Companion Animal	$586	$582	1%	(4)%	5%
Livestock	850	878	(3)%	(6)%	3%
Total International Revenue	$1,436	$1,460	(2)%	(6)%	4%

Companion Animal:
Dogs and Cats	$1,577	$1,442	9%	(2)%	11%
Horses	102	85	20%	(2)%	22%
Total Companion Animal Revenue	$1,679	$1,527	10%	(2)%	12%

Livestock:
Cattle	$690	$759	(9)%	(4)%	(5)%
Swine	303	307	(1)%	(3)%	2%
Poultry	283	282	—%	(3)%	3%
Fish	56	48	17%	(4)%	21%
Sheep and other	34	35	(3)%	(10)%	7%
Total Livestock Revenue	$1,366	$1,431	(5)%	(4)%	(1)%
(a) For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b) Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	June 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(a)
Total International	$707.3	$741.9	(5)%	(8)%	3%
Australia	50.8	48.8	4%	(12)%	16%
Brazil	56.3	74.2	(24)%	(26)%	2%
Canada	53.9	53.7	—%	(5)%	5%
Chile	25.4	22.0	15%	(8)%	23%
China	66.4	56.0	19%	(5)%	24%
France	23.7	27.1	(13)%	(2)%	(11)%
Germany	40.1	39.1	3%	(2)%	5%
Italy	14.1	27.6	(49)%	(1)%	(48)%
Japan	52.8	41.1	28%	3%	25%
Mexico	25.5	29.9	(15)%	(19)%	4%
Spain	23.9	30.0	(20)%	(1)%	(19)%
United Kingdom	25.5	42.3	(40)%	(4)%	(36)%
Other developed markets	90.3	88.1	2%	(6)%	8%
Other emerging markets	158.6	162.0	(2)%	(8)%	6%

	Six Months Ended
	June 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(a)
Total International	$1,435.7	$1,460.2	(2)%	(6)%	4%
Australia	94.1	96.8	(3)%	(8)%	5%
Brazil	119.1	134.3	(11)%	(19)%	8%
Canada	94.0	94.8	(1)%	(2)%	1%
Chile	48.4	41.7	16%	(7)%	23%
China	132.1	115.5	14%	(4)%	18%
France	52.7	59.4	(11)%	(2)%	(9)%
Germany	73.6	75.6	(3)%	(3)%	—%
Italy	35.6	55.7	(36)%	(2)%	(34)%
Japan	94.3	78.4	20%	2%	18%
Mexico	57.7	58.0	(1)%	(8)%	7%
Spain	52.0	57.1	(9)%	(3)%	(6)%
United Kingdom	80.6	99.0	(19)%	(1)%	(18)%
Other developed markets	177.0	171.9	3%	(4)%	7%
Other emerging markets	324.5	322.0	1%	(6)%	7%
(a) Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	June 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$823	$780	6%	—%	6%
Cost of Sales	154	158	(3)%	—%	(3)%
Gross Profit	669	622	8%	—%	8%
Gross Margin	81.3%	79.7%
Operating Expenses	136	127	7%	—%	7%
Other (income)/deductions-net	3	—	*	*	*
U.S. Earnings	$530	$495	7%	—%	7%

International:
Revenue	$708	$742	(5)%	(8)%	3%
Cost of Sales	228	218	5%	(5)%	10%
Gross Profit	480	524	(8)%	(9)%	1%
Gross Margin	67.8%	70.6%
Operating Expenses	117	146	(20)%	(8)%	(12)%
Other (income)/deductions-net	1	—	*	*	*
International Earnings	$362	$378	(4)%	(9)%	5%

Total Reportable Segments	$892	$873	2%	(4)%	6%

Other business activities(c)	(90)	(79)	14%
Reconciling Items:
Corporate(d)	(179)	(178)	1%
Purchase accounting adjustments(e)	(53)	(58)	(9)%
Acquisition-related costs(f)	(7)	(22)	(68)%
Certain significant items(g)	(6)	(3)	*
Other unallocated(h)	(75)	(78)	(4)%
Total Earnings(i)	$482	$455	6%
(a) For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b) Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c) Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.
(d)  Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e) Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f) Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g) Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h) Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i) Defined as income before provision for taxes on income.
* Calculation not meaningful.
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ZOETIS INC.
SEGMENT(a) EARNINGS - Continued
(UNAUDITED)
(millions of dollars)

	Six Months Ended
	June 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,609	$1,498	7%	—%	7%
Cost of Sales	321	305	5%	—%	5%
Gross Profit	1,288	1,193	8%	—%	8%
Gross Margin	80.1%	79.6%
Operating Expenses	261	237	10%	—%	10%
Other (income)/deductions-net	4	—	*	*	*
U.S. Earnings	$1,023	$956	7%	—%	7%

International:
Revenue	$1,436	$1,460	(2)%	(6)%	4%
Cost of Sales	452	428	6%	(3)%	9%
Gross Profit	984	1,032	(5)%	(7)%	2%
Gross Margin	68.5%	70.7%
Operating Expenses	242	278	(13)%	(5)%	(8)%
Other (income)/deductions-net	1	—	*	*	*
International Earnings	$741	$754	(2)%	(7)%	5%

Total Reportable Segments	$1,764	$1,710	3%	(3)%	6%

Other business activities(c)	(177)	(159)	11%
Reconciling Items:
Corporate(d)	(352)	(340)	4%
Purchase accounting adjustments(e)	(107)	(124)	(14)%
Acquisition-related costs(f)	(14)	(27)	(48)%
Certain significant items(g)	5	(73)	*
Other unallocated(h)	(140)	(151)	(7)%
Total Earnings(i)	$979	$836	17%
(a) For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b) Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c) Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.
(d)  Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e) Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f) Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g) Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h) Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i) Defined as income before provision for taxes on income.
* Calculation not meaningful.
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